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                                                                   EXHIBIT 10.2


THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM. THIS NOTE IS SUBJECT TO A SUBORDINATION AND INTERCREDITOR AGREEMENT DATED ON OR ABOUT THE DATE HEREOF BY AND AMONG CAPITAL RESOURCE LENDERS II, L.P., ALLIED CAPITAL CORPORATION, ALLIED CAPITAL CORPORATION II, THE MARLBOROUGH CAPITAL INVESTMENT FUND, L.P., CAPITAL TRUST INVESTMENTS, LTD. AND THE BORROWERS.


                        SENIOR SUBORDINATED NOTE DUE 2003

$8,000,000.00                                                     June 12, 1996

         FOR VALUE RECEIVED, each of the entities listed on the signature pages hereto (hereinafter, together with their successors in title and assigns, called the "Borrowers" and each individually a "Borrower"), hereby jointly and severally promise to pay to Capital Resource Lenders II, L.P. or assigns (hereinafter referred to as the "Payee"), on or before June 30, 2003, the principal sum of EIGHT MILLION DOLLARS ($8,000,000.00) or such part thereof as then remains unpaid, and to pay interest from the date hereof on the whole amount of said principal sum remaining from time to time unpaid at the rate of twelve and one-quarter percent (12.25%) per annum, such interest to be payable quarterly in arrears on the last day of March, June, September and December in each year, the first such payment to be due and payable on June 30, 1996 until the whole amount of the principal hereof remaining unpaid shall become due and payable. Notwithstanding the foregoing, beginning July 1, 1998 this Note shall bear interest at the rate of twelve and one-half percent (12.50%) per annum. Under certain circumstances as indicated in Section 2.06 of the Agreement (as defined), this Note shall bear interest at the rate of thirteen and one-half percent (13.50%) per annum. Principal, premium, if any, and interest shall be payable in lawful money of the United States of America, in immediately available funds, by wire transfer of funds to the account or accounts designated in writing by the Payee or in such other manner as the Payee may designate from time to time in writing to the Borrowers. Interest shall be computed on the basis of a 360-day year for the actual number of days elapsed. Nothing in this Note shall require the Borrowers to pay interest at a rate in excess of the maximum rate permitted by applicable law.

         If an Event of Default, as defined in the Agreement, has occurred and is continuing, from and after the date such Event of Default occurred any outstanding unpaid principal hereof and any unpaid interest thereon shall bear interest, payable on demand, at the rate of (i) fourteen and one-quarter percent (14.25%) per annum if such Event of Default exists prior to July 1, 1998, (ii) fourteen and one-half percent (14.50%) per annum if such Event of Default exists on or after July 1, 1998, and (iii) fifteen and one-half percent (15.50%) per annum if such Event of Default exists following a Liquidity IPO (as defined in the Agreement), if upon the closing of such Liquidity IPO this Note has not been repaid in full, or such lower rate as then may be the maximum rate permitted by applicable law; provided, however, that upon the cessation or cure of such Event of Default, if no other Event of Default is then continuing, this Note shall again bear interest at the rate of twelve and one-quarter percent (12.25%) per annum, 12.50% per annum or 13.50% per annum, as applicable, as set forth in the Agreement.
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         This Note is issued pursuant to and is entitled to the benefits of a certain Senior Subordinated Note and Warrant Purchase Agreement, dated as of the date hereof, by and among the Borrowers and Capital Resource Lenders II, L.P., Allied Capital Corporation, Allied Capital Corporation II, The Marlborough Capital Investment Fund, L.P., and Capital Trust Investments, Ltd. (as the same may be amended from time to time, referred to herein as the "Agreement"), and each holder of this Note, by his acceptance hereof, agrees to be bound by the provisions of the Agreement. The Borrowers and the Payee further acknowledge and agree that (i) this Note is subject to prepayment, in whole or in part, and to certain mandatory redemption payments, as specified in the Agreement, (ii) the principal of and interest on this Note is subordinated to certain Senior Debt (as defined in the Agreement) of the Borrowers pursuant to the Subordination Agreement (as defined in the Agreement) and (iii) in case of an Event of Default (as defined in the Agreement), the principal of this Note may become or may be declared due and payable in the manner and with the effect provided in the Agreement.

         As further provided in the Agreement, upon surrender of this Note for transfer or exchange, a new Note or new Notes of the same tenor dated the date to which interest has been paid on the surrendered Note and in an aggregate principal amount equal to the unpaid principal amount of the Note so surrendered will be issued to the transferee or transferees.

         In case any payment herein provided for shall not be paid when due, each Borrower jointly and severally promises to pay all costs of collection, including all reasonable attorneys' fees.

         This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts.

         Except as expressly set forth in the Agreement, each Borrower and all endorsers and guarantors of this Note hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
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         IN WITNESS WHEREOF, each Borrower has executed this Note under seal as of the date first written above.

                     Kirkland's Inc.
                     Kirkland's of Carolina, Inc.
                     Kirkland's of Charlotte, Eastland Mall, Inc.
                     Kirkland's of Tennessee, Inc.
                     K.C. Corp. Inc.
                     Kirkland's of Greensboro, Four Seasons Mall, Inc. Kirkland's of Fayetteville, Cross Creek Mall, Inc. Kirkland's of Wilmington, Independence Mall, Inc. Kirkland's III, Jackson-Metro Center, Inc.
                     Kirkland's of Memphis, Tennessee, Laurelwood
                        Shopping Center, Inc.
                     Kirkland's of Ridgeland, Mississippi, Northpark
                        Mall, Inc.
                     Kirkland's of Knoxville, East Towne Mall, Inc. Kirkland's of Huntsville, Madison Square Mall, Inc. Kirkland's of Valley View Mall, Roanoke, VA, Inc. Kirkland's of Nashville, Hickory Hollow Mall, Inc. Kirkland's of Birmingham, Riverchase
                        Galleria, Inc.
                     Kirkland's of BriarCliffe Mall, Myrtle Beach,
                        South Carolina, Inc.
                     Kirkland's of Pecanland Mall, Monroe, LA, Inc. Kirkland's of Towne Center at Cobb,
                        Atlanta, GA, Inc.
                     Kirkland's of Gwinnett Place, Atlanta, GA, Inc. Kirkland's of Rivergate Mall, Nashville, TN, Inc. Kirkland's of Peachtree Mall, Columbus, GA, Inc. Kirkland's of Cumberland Mall, Atlanta, GA, Inc. Kirkland's of Hamilton Place Mall,
                        Chattanooga, TN, Inc.
                     Kirkland's of Houston Galleria, Houston, TX, Inc. Kirkland's of Mall of Memphis, Memphis, TN, Inc. Kirkland's of Woodland Hills Mall, Tulsa, OK, Inc. Kirkland's of Dayton Mall, Dayton, OH, Inc. Kirkland's of Oxmoor Center, Louisville, KY, Inc. Kirkland's of South Square Mall, Durham, NC, Inc. Kirkland's of Valley View Center, Dallas, TX, Inc. Kirkland's of Chesterfield Towne Center,
                        Richmond, VA, Inc.
                     Kirkland's of Park Plaza, Little Rock, AR, Inc. Kirkland's of Montgomery Mall,
                        Montgomery, AL, Inc.
                     Kirkland's of Southlake Mall, Atlanta, GA, Inc. Kirkland's of Southpark Mall, Richmond, VA, Inc. Kirkland's of Eastland Mall, Evansville, IN, Inc. Kirkland's of Fayette Mall, Lexington, KY, Inc. Kirkland's of Hickory Ridge Mall,
                        Memphis, TN, Inc.
                     Kirkland's of Regency Square Mall,
                        Jacksonville, FL, Inc.
                     Kirkland's of McCain Mall, Little Rock, AR, Inc. Kirkland's of River Ridge Mall,
                        Lynchburg, VA, Inc.
                     Kirkland's of Bel Air Mall, Mobile, AL, Inc.
                     Kirkland's of The Mall at Barnes Crossing,
                        Tupelo, MS, Inc.
                     Kirkland's of Cortana Mall, Baton Rouge, LA, Inc. Kirkland's of Bellevue Center, Nashville, TN, Inc. Kirkland's of Tri-County Mall, Cincinnati, OH, Inc. Kirkland's of The Mall of the Avenues,
                        Jacksonville, FL, Inc.
                     Kirkland's of Eastwood Mall,
                        Birmingham, AL, Inc.
                     Kirkland's of Lakeside Mall, New Orleans, LA, Inc. Kirkland's of Carolina Place, Charlotte, N.C., Inc. Kirkland's of Cary Village Mall, Raleigh, N.C., Inc. Kirkland's of Cool Springs Galleria,
                        Nashville, TN, Inc.
                     Kirkland's of Kenwood Towne Centre,
                        Cincinnati, OH, Inc.
                     Kirkland's of St. Louis Galleria, St. Louis, MO, Inc. Kirkland's of Wiregrass Commons Mall,
                        Dothan, AL, Inc.
                     Kirkland's of Regency Mall, Richmond, VA, Inc. Kirkland's of Florence, Florence, KY, Inc.
                     Kirkland's of Acadiana Mall, Lafayette, LA, Inc. Kirkland's of Padre Staples Mall,
                        Corpus Christi, TX, Inc.
                     Kirkland's of Belden Village, Canton, OH, Inc. Kirkland's of West Oaks Mall, Houston, TX, Inc. Kirkland's of Charleston Town Center,
                        Charleston, W. VA, Inc.
                     Kirkland's of Crestwood Plaza, St. Louis, MO, Inc.
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                     Kirkland's of White Marsh Mall,
                        Baltimore, MD, Inc.
                     Kirkland's of Collin Creek Mall, Dallas, TX, Inc. Kirkland's of Baybrook Mall, Houston, TX, Inc. Kirkland's of Governor's Square Mall,
                        Tallahassee, Fl, Inc.
                     Kirkland's of Barton Creek Mall, Austin, TX, Inc. Kirkland's of Highland Mall, Austin, TX, Inc. Kirkland's of Battlefield Mall,
                        Springfield, MO, Inc.
                     Kirkland's of Penn Square Mall,
                        Oklahoma City, OK, Inc.
                     Kirkland's of Oak Park Mall, Kansas City, KS, Inc. Kirkland's of Mall St. Vincent, Shreveport, LA, Inc. Kirkland's of Owings Mills Mall,
                        Baltimore, MD, Inc.
                     Kirkland's of Oakwood Center,
                        New Orleans, LA, Inc.
                     Kirkland's of The Mall at Johnson City,
                        Johnson City, TN, Inc.
                     Kirkland's of Glenbrook Mall, Ft. Wayne, IN, Inc. Kirkland's of North Pointe Mall, Atlanta, GA, Inc. Kirkland's of Northpark Mall, Joplin, MO, Inc. Kirkland's of Orlando Fashion Square,
                        Orlando, FL, Inc.
                     Kirkland's of The Mall at Fairfield Commons,
                       Dayton, OH, Inc.
                     Kirkland's of St. Charles Towne Center,
                        Waldorf, MD Inc.
                     Kirkland's of Regency Mall, Florence, AL, Inc. Kirkland's of South Plains Mall, Lubbock, TX, Inc. Kirkland's of The Parks at Arlington,
                        Ft. Worth, TX, Inc.
                     Kirkland's of Parma Town Mall,
                        Cleveland, OH, Inc.
                     Kirkland's of St. Clair Square, St. Louis, MO, Inc. Kirkland's of Turtle Creek Mall,
                        Hattiesburg, MS, Inc.
                     Kirkland's of The Woodlands, Houston, TX, Inc. Kirkland's of Brandon Town Center,
                        Tampa, FL, Inc.
                     Kirkland's of Memorial City Mall,
                        Houston, TX, Inc.
                     Kirkland's of University Mall, Tuscaloosa, AL, Inc.

                     Kirkland's of Santa Rosa Mall,
                        Fort Walton, FL, Inc.
                     Kirkland's of Panama City Mall
                        Panama City, FL, Inc.
                     Kirkland's of Town East Mall, Mesquite, TX, Inc. Kirkland's of Kentucky Oaks Mall,
                        Paducah, KY, Inc.
                     Kirkland's of Crabtree Valley Mall,
                        Raleigh, N.C., Inc.
                     Kirkland's of Oak Hollow Mall,
                        High Point, N.C., Inc.
                     Kirkland's of Fox Valley Mall, Chicago, IL, Inc. Kirkland's of Hawthorne Mall, Chicago, IL, Inc. Kirkland's of Stratford Square, Chicago, IL, Inc. Kirkland's of Orland Square, Chicago, IL, Inc. Kirkland's of Coastland Mall, Naples, FL, Inc. Kirkland's of Edgewater Mall, Biloxi, MS, Inc. Kirkland's of Town Center Plaza,
                        Kansas City, KS, Inc.
                     Kirkland's of Castleton Square,
                        Indianapolis, IN., Inc.
                     Kirkland's of Cordova Mall, Pensacola, FL, Inc. Kirkland's of University Park, South Bend, IN, Inc. Kirkland's of Westgate Mall, Amarillo, TX, Inc. Kirkland's of Westgate Mall, Spartanburg, SC, Inc. Kirkland's of Meridian Mall, Lansing, MI, Inc. Kirkland's of Cottonwood Mall,
                        Albuquerque, NM, Inc.
                     Kirkland's of University Mall, Tampa, FL, Inc.


                     By: /s/ Carl Kirkland
                         -------------------
                         Name:
                         Title:
ATTEST:


By: /s/ Robert E. Alderson
    --------------------------
    Name:
    Title: Vice President & Secretary